Exhibit 10.12
Patriot Risk Management, Inc.
Non-Qualified Stock Option Agreement

Date of Grant:

Name of Optionee:

Number of Shares:	Shares of Common Stock

Price Per Share:	$ per Share, the Fair Market Value of the Shares as of the Date of Grant as determined in accordance with the Patriot Risk Management, Inc. 2010 Stock Incentive Plan (the “Plan”)

Expiration Date:

Vesting Schedule:

Patriot Risk Management, Inc. (the “Company”) hereby awards to the Optionee (the “Optionee”) an option (the “Option”) to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock (the “Stock”), of the Company set forth above pursuant to the Plan. This Option is not intended by the parties hereto to be, and shall not be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:
1.	No Right to Continued [Director/Employee] Status.
Nothing contained in this Agreement shall confer upon Optionee the right to the continuation of his or her [Director/Employee] status, or to interfere with the right of the Company, a member of the Company Group, or its shareholders, as applicable, to terminate such relationship.
2.	Vesting of Option
The Option shall vest in accordance with the Vesting Schedule set forth above. If the Optionee has a Termination of Service by reason of Retirement, death or Disability, the Option shall become fully vested and exercisable. If the Optionee has a Termination of Service and such termination event does not result in accelerated vesting of the Option, the portion of the Option that has not previously vested shall terminate. Upon a Change in Control of the Company, the Option shall become fully vested and exercisable.

3.	Exercise; Transferability
(a)	Exercise Method. This Option shall be exercised by delivery to the Company of (i) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Exhibit A, and (ii) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan), plus any applicable withholding taxes unless Optionee exercises the Option through a cashless exercise in accordance with the Plan and the Company’s rules and procedures governing cashless exercises. Any cashless exercise permitted hereunder will be subject to any applicable limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002.

(b)	Transferability. Unless otherwise required by law, this Option shall not be assignable or transferable other than by will, by the laws of descent and distribution, or by a qualified domestic relations order, and Options may be exercised during the lifetime of the Optionee only by the Optionee (or the Optionee’s guardian or legal representative) or an alternate payee under a qualified domestic relations order. The foregoing notwithstanding, the Option may be transferred without consideration to Permitted Transferees as provided in the Plan, subject to such terms and conditions as may be specified by the Committee.
4.	Termination of Service
If the Optionee incurs a Termination of Service for any reason, whether voluntarily or involuntarily (with or without Cause), other than by his or her death, Disability, or Retirement, then the portion of this Option that has not been exercised (whether vested or not vested) shall terminate at the end of the day that is three (3) months following the date of Termination of Service.
5.	Retirement, Death or Disability of Optionee
If the Optionee incurs a Termination of Service by reason of Retirement, death or Disability, then the Option shall terminate as of the first to occur of (i) the end of the day that is one (1) year after the date of Optionee’s Retirement, death or termination for Disability; or (ii) the Expiration Date of the Option. Until such termination, the Option may, to the extent that this Option has not previously been exercised by Optionee, be exercised by the Optionee or by the Optionee’s guardian or personal representative or the person entitled to Optionee’s rights under this Agreement, in the case of Disability or death.

Option Agreement — Page 2

6.	No Rights as Shareholder
Optionee shall have no rights as a shareholder with respect to the Shares covered by any exercise of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of exercise.
7.	Taxation Upon Exercise of Option
Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the Fair Market Value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company and its subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes. Withholding for Federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover the liability as a condition of the exercise of this Option; however, in the case of a cashless exercise, Optionee may use Shares that are the subject of such exercise to pay for any or all such tax liability, all in accordance with the Company’s rules and procedures governing such process. Any use of Shares to pay for any tax liability will be subject to any applicable limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002.
8.	Modification, Extension and Renewal of Options
The Board or Committee, as described in the Plan, may modify, extend or renew this Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Plan, the Code, and the applicable laws of the State of Delaware. Notwithstanding the foregoing provisions of this Section 8, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee under this Agreement except to the extent permitted under the Plan.
9.	Notices
Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

Option Agreement — Page 3

10.	Agreement Subject to Plan; Applicable Law
This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option shall be governed by the laws of the State of Delaware and subject to the exclusive jurisdiction of the courts therein. Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.
IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.
Patriot Risk Management, Inc.

By:	Steven M. Mariano
Chairman & CEO
Optionee:

Name:

SSN#

Address:

Phone:

Option Agreement — Page 4

EXHIBIT A
Patriot Risk Management, Inc.
OPTION EXERCISE FORM
Date:
Attention:
The undersigned hereby elects to exercise all or a portion of the Options issued to him/her by Patriot Risk Management, Inc. (the “Company”) and dated                      (the “Options”) and to purchase                                          shares of common stock of the Company (the “Shares”) at an exercise price of                      Dollars ($                    ) per share or an aggregate purchase price of                                          Dollars ($                    ) (the “Exercise Price”). Pursuant to the terms of the Option Agreement the undersigned has delivered the Exercise Price herewith in full in cash or                     .
Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned.

By:

Typed Name:

Address:

EXHIBIT B

Patriot Risk Management, Inc.
INVESTMENT REPRESENTATION LETTER
Date:
Attention:
I am acquiring the Shares for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or state securities laws. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of my investment in the Shares; and, I and any account for which I am acting each are able to bear the economic risks of my or its investment.

By:

Typed Name:

Address: